CONFIRMING STATEMENT
	This Statement confirms that the undersigned, Edward V. LaPuma, has authorized and designated each of Susan Hyde, James Fitzgerald, and Charles Keyser, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of W. P. Carey & Co.
LLC and Corporate Property Associates 14, Incorporated.  The authority of Susan
Hyde, James Fitzgerald, and Charles Keyser, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of W. P.
Carey & Co. LLC and Corporate Property Associates 14, Incorporated, unless earlier revoked in writing.  The undersigned acknowledges Susan Hyde, James
Fitzgerald, and Charles Keyser are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

/s/ Edward V. LaPuma
Signature


Edward V. LaPuma
Print Name


April 29, 2008
Date